                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1999-1

             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS

                          Servicer: Key Bank USA, N.A.

                    Indenture Trustee: Bankers Trust Company

                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   December 1, 1999 to December 31, 1999

Distribution Date:   January 18, 2000

Statement for Class A, Class B and Class C Noteholders and Certificateholders                       Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Class A/B/C Note Amount
                                                                                                     or Certificate Amount
                                                                                                 ------------------------------

(i)  Principal Distribution

          Class A-1 Note  Amount                                                            0.00                     0.0000000
          Class A-2 Note  Amount                                                   11,989,680.32                     0.0800379
          Class A-3 Note  Amount                                                            0.00                     0.0000000
          Class A-4 Note  Amount                                                            0.00                     0.0000000
          Class B  Note  Amount                                                     1,199,680.97                     0.0309971
          Class C  Note  Amount                                                       844,206.16                     0.0309971
          Certificates  Amount                                                        316,197.87                     0.0250270

(ii)  Interest Distribution

          Class A-1 Note  Amount                                                            0.00                     0.0000000
          Class A-2 Note  Amount                                                      571,453.73                     4.9800556
          Class A-3 Note  Amount                                                      451,807.50                     4.6916667
          Class A-4 Note  Amount                                                      683,567.50                     4.8583333
          Class B  Note  Amount                                                       175,978.81                     5.0000000
          Class C  Note  Amount                                                       146,125.21                     5.9000000
          Certificates  Amount                                                         91,532.33                     7.8166667

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)    409,071,339.17

(iv)   Class A-1 Notes Balance (end of Collection Period)                                   0.00
       Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
       Class A-2 Notes Balance (end of Collection Period)                         102,758,784.53
       Class A-2 Pool Factor (end of Collection Period)                                                              0.6859732
       Class A-3 Notes Balance (end of Collection Period)                          96,300,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                              1.0000000
       Class A-4 Notes Balance (end of Collection Period)                         140,700,000.00
       Class A-4 Pool Factor (end of Collection Period)                                                              1.0000000
       Class B Notes Balance (end of Collection Period)                            33,996,081.27
       Class B Pool Factor (end of Collection Period)                                                                0.8783836
       Class C Notes Balance (end of Collection Period)                            23,922,777.92
       Class C Pool Factor (end of Collection Period)                                                                0.8783836
       Certificates Balance (end of Collection Period)                             11,393,695.45
       Certificates Pool Factor (end of Collection Period)                                                           0.9018073

(v)    Basic Servicing Fee                                                            351,095.00                     0.6322342

(vi)   Aggregate Realized Losses                                                      845,626.97
        Aggregate Net Losses                                                          642,313.03
        Cummulative Net Losses for all periods                                      5,872,043.54

(vii) Reserve Account Balance after Giving Effect to Payments                      12,245,511.74
        Made on Distribution Date
         Specified Reserve Account Balance after Giving Effect to Payments         12,245,511.74
        Made on Distribution Date
         Distribution to Seller from Reserve Account                                        0.00
         Draws on Reserve Account                                                           0.00
         Deposits to Reserve Account                                                        0.00

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
                          KEY AUTO FINANCE TRUST 1999-1

             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS

                          Servicer: Key Bank USA, N.A.

                    Indenture Trustee: Bankers Trust Company

                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   December 1, 1999 to December 31, 1999

Distribution Date:   January 18, 2000

Statement for Class A, Class B and Class C Noteholders and Certificateholders                       Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Class A/B/C Note Amount
                                                                                                     or Certificate Amount
                                                                                                 ------------------------------

(viii) Class A-1 Notes Interest Carryover Shortfall                                         0.00                     0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                       0.00                     0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                       0.00                     0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                       0.00                     0.0000000
         Class B Notes Interest Carryover Shortfall                                         0.00                     0.0000000
         Class C Notes Interest Carryover Shortfall                                         0.00                     0.0000000
         Certificates Interest Carryover Shortfall                                          0.00                     0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                      0.00                     0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                      0.00                     0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                      0.00                     0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                      0.00                     0.0000000
         Class B Notes Principal Carryover Shortfall                                        0.00                     0.0000000
         Class C Notes Principal Carryover Shortfall                                        0.00                     0.0000000
         Certificates Principal Carryover Shortfall                                         0.00                     0.0000000

(ix)   Additional Principal Distributable Amount                                    1,219,481.13

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                          0.00
         Seller or purchased by Servicer

(xi)   Delinquent Contracts

                                                                                           Number                     Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                 874                        11,901,810.01
           60-89 Days                                                                 285                         4,246,711.89
           90 Days or More                                                            239                         3,569,010.51
           Financed Vehicles Repossessed but not yet charged off                      90                          1,009,551.94

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                   0.1136841
Weighted Average Remaining Term of Remaining Portfolio                                50.9224501

Net Loss Ratio as of Each Collection Period

     (i)   Second Preceding Collection Period                                          0.0000013
     (ii)  Preceding Collection Period                                                 0.0001570
     (iii) Current Collection Period                                                   0.0191476
     (iv)  Three Month Average                                                         0.0064353

Ending Portfolio Balance                                                          408,183,724.51

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